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                                                                    Exhibit 4.11

                                                                  EXECUTION COPY

                                    AMENDMENT

          THIS AMENDMENT (this "AMENDMENT") to the Stock Purchase Warrant dated as of August 9, 2000 (the "STOCK PURCHASE WARRANT"), is made and entered into as of August 26, 2005 by and among EpiCept Corporation, a Delaware corporation (the "COMPANY"), and TVM III Limited Partnership (formerly known as TVM Techno Venture Enterprises No. III Limited Partnership) (the "HOLDER"). Capitalized terms used herein without definition shall have their respective meanings assigned in the Stock Purchase Warrant.

          WHEREAS, the Company issued the Stock Purchase Warrant to the Holder in connection with a convertible term note in the aggregate principal amount of $1,000,000 in August 2000; and

          WHEREAS, the Company and the Holder desire to amend the Stock Purchase Warrant to provide for the automatic exercise of such warrant by the net issuance method described in the Stock Purchase Warrant immediately prior to the Effective Time (as defined in the Merger Agreement) of the merger (the "MERGER") of a wholly owned subsidiary of the Company with and into Maxim Pharmaceuticals, Inc. ("MAXIM") pursuant to an Agreement and Plan of Merger among the Company, Magazine Acquisition Corp. and Maxim (the "MERGER AGREEMENT").

          NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth, and intending to be legally bound hereby, covenant and agree as follow:

                                    ARTICLE 1

                                   AMENDMENTS

     1.1 Amendment to Title. The title of the Stock Purchase Warrant is hereby amended in its entirety to read as follows:

          "Amended and Restated Stock Purchase Warrant."

     1.2 Amendment to Section 1. A new Section 1(f) is hereby added to Section 1 to read as follows:

          "(f) Effective immediately prior to the Effective Time of the Merger, without further act on the part of the Holder, this Warrant shall be deemed to be exercised for the number of shares of Common Stock calculated pursuant to Section 6 hereof. Payment of the Exercise Price shall be deemed made by the net issuance method described in Section 3(b) hereof."

     1.3 Amendment to Section 3. A new clause (iv) is hereby added to the last paragraph of Section 3 to read as follows:

          "In connection with a deemed exercise of this Warrant upon consummation of the Merger, the current fair market value of Common Stock shall be $1.81."
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                                    ARTICLE 2

                                  MISCELLANEOUS

     2.1 Counterparts. This Amendment may be executed in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument Any such counterpart may contain one or more signature pages.

     2.2 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

     2.3 Confirmation. This Amendment and the Convertible Notes shall henceforth be read together. Except as expressly set forth herein, the Convertible Notes shall remain unchanged and is in all respect confirmed and preserved.

     2.4 Severability. In case any provision in this Amendment shall be held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

     2.5 Facsimile Signatures. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

     2.6 Headings. Article, section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                                      *****

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                        THE COMPANY:

                                        EPICEPT CORPORATION


                                        By: /s/ John V. Talley
                                            ------------------------------------
                                        Name: John V. Talley
                                        Title: Chief Executive Officer
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TVM III LIMITED PARTNERSHIP


By: /s/ John J. DiBello
    ---------------------------------
Name: John J. DiBello
Title: Managing Limited Partner

Address:

101 Arch Street
Boston, Massachusetts

                               EPICEPT CORPORATION
                        AMENDMENT TO THE TVM III WARRANT
                                 SIGNATURE PAGE